Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2026, with respect to the consolidated financial statements of Jiuzi Holdings, Inc., appearing in its Annual Report on Form 20-F for the year ended October 31, 2025.

/s/ Audit Alliance LLP

Singapore

March 17, 2026